Exhibit 10.2
AMENDMENT NUMBER TEN
TO THE
COUNTRYWIDE FINANCIAL CORPORATION
1993 STOCK OPTION PLAN
     WHEREAS, the Compensation Committee of the Board of Directors of Countrywide Financial Corporation (the “Company”) has determined that it is in the best interest of the Company to amend the Countrywide Financial Corporation 1993 Stock Option Plan (the “1993 Plan”) to have optionees receive stock in lieu of cash in the event they wish to surrender options following a Change in Control;
     NOW THEREFORE, the 1993 Plan is amended, effective as of December 23, 2005, in the following particulars:
     1. Section 7(e) is hereby deleted and new Section 7(e) is inserted in its place as follows:
     “(e) Effect of Change in Control. Notwithstanding anything contained in the Plan or an Agreement to the contrary, in the event of a Corporate Change (1) all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable and (2) an Optionee shall be permitted to surrender for cancellation within sixty (60) days after such Change in Control, any Option or portion of an Option to the extent not yet exercised and the Optionee will be entitled to receive a payment in Shares, (valued at the Fair Market Value on the date preceding the date of such surrender) an amount equal to the excess, if any of (x) (A) in the case of an Nonqualified Stock Option, the greater of (i) the Fair Market Value, on the date preceding the date of surrender of the Shares subject to the Option or portion thereof surrendered, or (ii) the Adjusted Fair Market Value of the Shares subject to the Option or portion thereof surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Option or portion thereof surrendered; provided however, that in the case of an Option granted within six (6) months prior to the Change in Control to any Optionee who may be subject to liability under Section 16(b) of the Exchange Act, such Optionee shall be entitled to surrender for cancellation his or her Option during the sixty (60) day period commencing upon the expiration of six (6) months from the date of grant of any such Option.
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     IN WITNESS WHEREOF, the Company has caused this Amendment Number Ten to be executed by its duly authorized officer this 29th day of December, 2005.

Countrywide Financial Corporation
By:	/s/ Marshall M. Gates
Marshall M. Gates
Senior Managing Director, Chief Administrative Officer

Attest:
/s/ Gerard A. Healy
Gerard A. Healy
Senior Vice President and Assistant Legal Counsel

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